Exhibit 23

Nucor Corporation

2018 Form 10-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Number 333-220010) and on Form S-8 (Numbers 333-196104, 333-167070, 333-108751 and 333-108749) of Nucor Corporation of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2018 Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 28, 2019